Exhibit 10.8
WEATHERFORD INTERNATIONAL LTD.
NONQUALIFIED EXECUTIVE RETIREMENT PLAN
(As Amended and Restated Effective December 31, 2008)
     1. Establishment and Purpose of Plan. Weatherford International Ltd. previously established the Weatherford International Ltd. Nonqualified Executive Retirement Plan (the “Plan”) effective as of June 1, 2003, in recognition of the valuable services heretofore performed for it by Eligible Employees and to encourage their continued employment. It is intended that the Plan be considered an unfunded arrangement maintained primarily to provide deferred compensation, for a select group of management or highly compensated employees, for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Internal Revenue Code of 1986, as amended (the “Code”). Weatherford International Ltd. hereby amends and restates the Plan in its entirety effective as of December 31, 2008.
     2. Definition of Terms. The following words and phrases when used herein, unless the context clearly requires otherwise, shall have the following respective meanings:
     (a) Beneficiary: The person or persons who may become entitled to a benefit hereunder in the case of a Participant’s death in accordance with the Designation of Beneficiary Form last received by the Company from the Participant prior to his or her death.
     (b) Board: The Board of Directors of the Company.
     (c) Cause: Shall mean:
          (i) the willful and continued failure of the Participant to substantially perform the Participant’s duties with the Company or a Subsidiary (other than any such failure resulting from incapacity due to physical or mental illness or anticipated failure after the issuance of a notice of termination for Good Reason by the Participant), after a written demand for substantial performance is delivered to the Participant by the Board which specifically identifies the manner in which the Participant has not substantially performed the Participant’s duties, or
          (ii) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or a Subsidiary.
          No act, or failure to act, on the part of the Participant shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company or a Subsidiary. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the CEO or of a more senior officer of the Company or based upon the advice of counsel for the Company (which may be the General Counsel or other counsel employed by the Company or its subsidiaries) shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company or a Subsidiary. The termination of employment of the Participant shall not be deemed to be for Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Participant, and the Participant is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the

Participant is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.
     (d) CEO: The Chief Executive Officer of the Company.
     (e) Change of Control: Shall be deemed to have occurred if any event set forth in any one of the following paragraphs shall have occurred or is pending:
          (i) any Person is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Securities Exchange Acts of 1934, as amended from time to time (“Exchange Act”)), directly or indirectly, of 20 percent or more of either (A) the then outstanding common shares of the Company (the “Outstanding Company Common Shares”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), excluding any Person who becomes such a Beneficial Owner in connection with a transaction that complies with clauses (A), (B) and (C) of paragraph (iii) below;
          (ii) individuals, who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least two-thirds of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
          (iii) the consummation of a Corporate Transaction, unless, following such Corporate Transaction or series of related Corporate Transactions, as the case may be, (A) all of the individuals and entities (which, for purposes of the Plan, shall include, without limitation, any corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization or other business entity) who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 66 2/3 percent of, respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or other governing body), as the case may be, of the entity resulting from such Corporate Transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s Assets either directly or through one or more subsidiaries or entities) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Shares and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Corporate Transaction or any employee benefit plan (or related trust) of the Company or such entity resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the entity resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Corporate Transaction and (C) at least two-thirds of the members of the board of directors or other governing body of the entity resulting from such Corporate Transaction were members of the Incumbent Board at the time of the approval of such Corporate Transaction; or

          (iv) approval or adoption by the Board or the shareholders of the Company of a plan or proposal which could result directly or indirectly in the liquidation, transfer, sale or other disposal of all or substantially all of the Company’s Assets or the dissolution of the Company.
     (f) Code: The Internal Revenue Code of 1986, as amended.
     (g) Company: Weatherford International Ltd., a Bermuda exempted company, and its Successors (as defined in Section 18).
     (h) Company’s Assets: Assets (of any kind) owned by the Company, including, without limitation, any securities of the Company’s Subsidiaries and any of the assets owned by the Company’s Subsidiaries.
     (i) Compensation: The sum of (i) the Participant’s highest annual base salary paid for personal services rendered to the Company or a Subsidiary in the last five-year period ending on the applicable date and increased for any amounts that the Eligible Employee could have received in cash in lieu of deferrals made pursuant to a cash or deferred arrangement or a cafeteria plan described in Section 125 of the Code, plus (ii) the bonus amount (as set forth in the Participation Agreement) potentially payable to a Participant (“target”) under the Company’s management incentive plan for such year or, if greater, the highest bonus (whether in cash or securities of the Company) earned by or paid or granted to the Participant during any one of the last five calendar years ended prior to the applicable date. For purposes of the Plan, for any Eligible Employee who first becomes a Participant in the Plan on or after February 6, 2008 (but specifically excluding all Participants in the Plan prior to February 6, 2008, even if they continue to participate in the Plan after that date), Compensation shall mean such Participant’s highest annual base salary paid for personal services rendered to the Company or a Subsidiary in the last five-year period ending on the applicable date, and shall specifically exclude all incentive compensation or bonuses paid or payable to such Participant.
     (j) Corporate Transaction: A reorganization, merger, amalgamation, scheme of arrangement, exchange offer, consolidation or similar transaction of the Company or any of its subsidiaries or the sale, transfer or other disposition of all or substantially all of the Company’s Assets.
     (k) Disability: The absence of the Participant from performance of the participant’s duties with the Company on a substantial basis for 120 calendar days as a result of incapacity due to mental or physical illness.
     (l) Early Retirement Date: The first day of the month coinciding with or next following the date on which the Participant retires from employment by the Company or a Subsidiary on or after attainment of age 55 and completion of 10 Years of Service.
     (m) Effective Date: June 1, 2003.
     (n) Eligible Employee: An individual who (i) is a member of a select group of management of the Company or a Subsidiary and (ii) is selected for participation in the Plan by the CEO.
     (o) Entity means any corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization or other business entity.
     (p) Good Reason: The occurrence of any of the following:

          (i) the assignment to the Participant of any position, authority, duties or responsibilities inconsistent with the Participant’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by any employment agreement between the Company or any Subsidiary and the Participant or as in effect prior to the assignment, or any other action by the Company or a Subsidiary which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or a Subsidiary promptly after receipt of notice thereof given by the Participant;
          (ii) any failure by the Company or a Subsidiary to comply with any of the provisions of the Plan (including, without limitation, its obligations under any employment agreements between the Company or any Subsidiary and the Participant), other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company or a Subsidiary promptly after receipt of notice thereof given by the Participant;
          (iii) any failure by the Company or any Subsidiary to continue to provide the Participant with benefits currently enjoyed by the Participant under any of the Company’s or any Subsidiary’s compensation, bonus, retirement, pension, savings, life insurance, medical, health and accident, or disability plans, or the taking of any other action by the Company or a Subsidiary which would directly or indirectly reduce any of such benefits or deprive the Participant of any fringe benefits or perquisites currently enjoyed by the Participant;
          (iv) the Company’s or a Subsidiary’s requiring the Participant to be based at any office or location other than as provided in by any employment agreement between the Company or a Subsidiary and the Participant or the Company’s or a Subsidiary’s requiring the Participant to travel to a substantially greater extent than required immediately prior to the date hereof:
          (v) any purported termination by the Company or a Subsidiary of the Participant’s employment (including, without limitation, any secondment of the Participant to a Subsidiary without the Participant’s prior express agreement in writing or as otherwise permitted under an employment agreement);
          (vi) any failure by the Company to comply with and satisfy Section 16 of the Plan; or
          (vii) in connection with, as a result of or following a Change of Control, the giving of notice to the Participant that his or her employment agreement with the Company or any Subsidiary shall not be extended or renewed.
          In the event of a Change of Control or other Corporate Transaction in which the Company’s common shares may cease to be publicly traded, following such Change of Control or the consummation of such other Corporate Transaction, “Good Reason” shall be deemed to exist upon the occurrence of any of the events listed in clauses (i) — (vii) above and also in the event Participant is assigned to any position (including status, offices, titles and reporting requirements), authority, duties or responsibilities that are (A) not at or with the publicly-traded ultimate parent company of the Successor to the Company or the corporation or other entity surviving or resulting from such Corporate Transaction or (B) inconsistent with the Participant’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by any employment agreement between the Company and the Participant or as in effect prior to the assignment.

          For purposes of the Plan, any good faith determination of “Good Reason” made by the Participant shall be conclusive.
     (q) Normal Retirement Date: The first day of the month coinciding with or next following the date on which the Participant retires from employment by the Company or a Subsidiary on or after attainment of age 62 and completion of 10 Years of Service.
     (r) Participant: An Eligible Employee who elects to participate in the Plan in accordance with Section 3.
     (s) Participation Agreement: A written notice filed by an Eligible Employee with the Company in substantially the form attached hereto as Exhibit A, electing to participate in the Plan and agreeing to the reduction under Section 3 and the other terms of the Plan.
     (t) Person: shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates (as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act), (iii) an underwriter temporarily holding securities pursuant to an offering by the Company of such securities, or (iv) a corporation or other entity owned, directly or indirectly, by the shareholders of the Company in the same proportions as their ownership of common shares of the Company.
     (u) Plan: The Weatherford International Ltd. Nonqualified Executive Retirement Plan set forth in this document as it may be amended from time to time.
     (v) Plan Assumptions: The Plan assumptions established by the Company as set forth on Exhibit B attached hereto.
     (w) Section 409A: Section 409A of the Code and the final Department of Treasury Regulations issued thereunder.
     (x) Separation From Service: shall have the meaning ascribed to that term in Section 409A.
     (y) Specified Employee: shall have the meaning ascribed to that term in Section 409A.
     (z) Subsidiary: Any majority-owned subsidiary of the Company or any majority-owned subsidiary thereof, or any other Entity in which the Company owns, directly or indirectly, a significant financial interest provided that the CEO designates such Entity to be a Subsidiary for the purposes of the Plan.
     (aa) Year of Service: Each 12-month period during continuous employment with the Company or a Subsidiary as a common-law employee beginning on an Eligible Employee’s date of hire and each anniversary thereof. Any period of less than 12 months during such continuous employment that begins on the anniversary of an Eligible Employee’s date of hire and ends on his or her date of retirement or termination of employment shall also be credited as one full Year of Service. All periods of employment by the Company or a Subsidiary shall be taken into account and neither the transfer of an Eligible Employee from employment by the Company to employment by a Subsidiary nor the transfer of an Eligible Employee from employment by a Subsidiary to Employment by the Company shall be deemed to be a termination of employment by the Eligible Employee. Moreover, the employment of an Eligible Employee shall not be deemed to have been terminated because of his absence from active employment on account of temporary illness or authorized vacation, or during temporary leaves of absence from active employment granted by the Company or a Subsidiary for reasons of professional advancement, education, health, or government service, or during military leave for any period if the Eligible Employee returns to active employment within 90 days after the termination of his military leave, or during any period required to be treated as a leave of absence by virtue of (i) any enforceable employment or other agreement or (ii) any applicable law, such as the federal Family and Medical Leave Act of 1993.
     3. Participation; Reduction of Salary; Years of Service; Years of Age; Payment Election.
     (a) An Eligible Employee may irrevocably elect to participate in the Plan by filing a Participation Agreement with the Company within 30 days after the individual becomes an Eligible Employee. An Eligible Employee who does not file a Participation Agreement with the Company during the applicable 30-day period may not subsequently elect to participate in the Plan.
     (b) Upon the filing of a Participation Agreement, Participant agrees to a one-time reduction equal to 10% of the Participant’s annual base salary (as of the time of the filing of the Participation Agreement).
     (c) For purposes of determining a Participant’s Years of Service under the Plan, the CEO may, in his sole discretion, credit a Participant (excluding himself) with additional Years of Service. In addition, for purposes of determining any benefits payable under Sections 4 through 7 of the Plan, upon termination of employment for any reason (except for termination by the Company for Cause), each Participant shall be credited with an additional number of Years of Service and years of age as set forth in the Participation Agreement.
     (d) When determining the benefits payable to a Participant, if a Participant’s actual age (before adding any additional years) is 55 or older, then no additional years of age will be credited to such Participant. If, however, a Participant’s actual age is 54 or less, then the Participant will be credited with additional years of age under the terms of the Plan, provided that when the Participant’s age (for purposes of determining the benefits payable under the Plan) reaches 55 years, then no additional years of age will be credited to the Participant.
     4. Retirement Benefit.
     (a) The Company agrees that, from and after a Participant’s Early Retirement Date or Normal Retirement Date, the Company shall pay as a retirement benefit (“Retirement Benefit”) to the Participant the lump sum equivalent of a monthly benefit equal to one-twelfth of the product of (i) the annual benefit percentage, as set forth in the Participation Agreement (“Annual Benefit Percentage”), multiplied by (ii) the Participant’s Compensation in effect as of his or her Early Retirement Date or Normal Retirement Date, as applicable, and multiplied by (iii) the Participant’s Years of Service, up to a maximum amount equal to such Compensation multiplied by the maximum benefit percentage set forth in the Participation Agreement (“Maximum Benefit Percentage”). Such lump sum equivalent shall be determined on the basis of Plan Assumptions.
     (b) The Company shall pay the Retirement Benefit to the Participant within 15 days after the date of the Participant’s Separation From Service; provided, however, that if the Participant is a Specified Employee, the Participant’s Retirement Benefit shall be paid on the date that is six months following the date of the Participant’s Separation From Service.

     5. Disability Benefit.
     (a) In the event of a Participant’s termination of employment with the Company or a Subsidiary due to Disability, the Company shall pay as a disability benefit (“Disability Benefit”) to the Participant the lump sum equivalent of a monthly benefit equal to one-twelfth of the product of (i) the Annual Benefit Percentage, multiplied by (ii) the Participant’s Compensation in effect as of his or her date of termination, and multiplied by (iii) the Participant’s Years of Service, up to a maximum amount equal to such Compensation multiplied by the Maximum Benefit Percentage. Such lump sum equivalent shall be determined on the basis of the Plan Assumptions.
     (b) The Company shall pay the Disability Benefit to the Participant within 15 days after the date of the Participant’s Separation From Service; provided, however, that if the Participant is a Specified Employee, the Participant’s Disability Benefit shall be paid on the date that is six months following the date of the Participant’s Separation From Service.
     6. Termination Benefit.
     (a) In the event of termination of employment with the Company or any Subsidiary of a Participant who has completed 10 Years of Service, the Company shall pay as a termination benefit (“Termination Benefit”) to the Participant the lump sum equivalent of a monthly benefit equal to one-twelfth of the product of (i) the Annual Benefit Percentage, multiplied by (ii) the Participant’s Compensation in effect as of his or her date of termination, and multiplied by (iii) the Participant’s Years of Service, up to a maximum amount equal to such Compensation multiplied by the Maximum Benefit Percentage. Such lump sum equivalent shall be determined on the basis of the Plan Assumptions.
     (b) The Company shall pay the Termination Benefit to the Participant within 15 days after the date of the Participant’s Separation From Service; provided, however, that if the Participant is a Specified Employee the Participant’s Termination Benefit shall be paid on the date that is six months following the date of the Participant’s Separation From Service. Notwithstanding any other provision of the Plan, if the date of the Participant’s Separation From Service does not occur before January 1, 2017, the Company shall pay the Termination Benefit to the Participant on January 1, 2017.
     7. Death Benefit. In the event of a Participant’s death prior to the date of the payment of his or her Termination Benefit the Company shall pay to the Participant’s Beneficiaries the Termination Benefit at the time specified in Section 6.
     8. Payor of Benefits. Benefits payable under the Plan with respect to a Participant shall be the joint and several obligation of the Company and each Subsidiary that employed the Participant during any period of his or her participation in the Plan, however, the Company shall have the primary obligation of making any and all benefit payments under the Plan. If, for any reason the Company is unable to make any payments, then all Subsidiaries that employed the Participant during any period of his or her participation in the Plan shall have the obligation to make all of such benefit payments. Adoption and maintenance of the Plan by the Company and any Subsidiary shall not, for that reason, create a joint venture or partnership relationship between or among such entities for purposes of payment of benefits under the Plan or for any other purpose.
     In order to meet its contingent obligations under the Plan, neither the Company nor any Subsidiary shall be required to set aside any assets or otherwise create any type of fund in which any Participant, or any person claiming under such Participant, has an interest other than that of an unsecured general creditor of the Company or a Subsidiary, or which would provide any Participant, or any person claiming under such Participant, with a legally enforceable right to priority over any general creditor of the Company or a Subsidiary in the event of insolvency of the Company or a Subsidiary. For all purposes of the Plan, the Company or a Subsidiary shall be considered insolvent if it is unable to pay its debts as they mature or if it is subject to a pending proceeding as a debtor under the U.S. Bankruptcy Code.
     During any period in which any trust which conforms to the prior paragraph is in existence, benefits payable under the Plan shall be payable by the trustee in accordance with the terms, provisions, conditions and limitations of the Plan and trust. To the extent that any distribution described in the immediately preceding sentence does not fully satisfy the obligation for any benefit due under the Plan, the Company or a Subsidiary shall remain fully liable and obligated for full payment of any unpaid benefit due and payable under the Plan.
     9. Benefits Payable Only from General Corporate Assets; Unsecured General Creditor Status of Participants.
     (a) The payments to a Participant or his or her Beneficiary hereunder shall be made from assets which shall continue, for all purposes to be a part of the general, unrestricted assets of the Company; no person shall have any interest in any such assets by virtue of the provisions of the Plan. The Company’s obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that any person acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company; no such person shall have nor acquire any legal or equitable right, interest or claim in or to any property or assets of the Company.
     (b) In the event that, in its discretion, the Company purchases an insurance policy or policies insuring the life of any Participant (or any other property) to allow the Company to recover the cost of providing benefits, in whole or in part, hereunder, neither the Participant nor his or her Beneficiary shall have any rights whatsoever therein or in the proceeds therefrom. The Company shall be the sole owner and beneficiary of any such insurance policy or other property and shall possess and may exercise all incidents of ownership therein. No such policy, policies or other property shall be held in any trust for the Participant, his or her Beneficiary or any other person nor as collateral security for any obligation of the Company hereunder.
     10. Full Settlement.
     (a) No Right of Offset. The Company’s obligations to make payments under the Plan and to otherwise perform its obligations under the Plan shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against a Participant or others.
     (b) No Benefit Reduction. The amount of any payments or benefits provided for in the Plan shall not be reduced by any compensation earned by the Participant as the result of employment by another employer, by any other retirement or severance benefits, by offset against any amount claimed to be owed by the Participant to the Company, or otherwise.
     11. Beneficiary Designation. The Participant shall have the right, at any time, to submit in the form approved by the Company a written designation of primary and secondary Beneficiaries to whom payment under the Plan shall be made in the event of his or her death prior to complete distribution of the benefits due and payable under the Plan. Each Beneficiary designation shall become effective only when received by the Company. If no such designation has been received by the Company from the Participant prior to his or her death, the Participant shall be deemed to have designated as the Beneficiary (i) the Participant’s surviving spouse, or (ii) if there is no surviving spouse, the Participant’s children, in equal shares.
     12. No Trust Created. Nothing contained in the Plan, and no action taken pursuant to its provisions by either party hereto shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Company and any Participant, his or her Beneficiary or any other person.
     13. No Contract of Employment. Nothing contained herein shall be construed to be a contract of employment for any term of years, nor as conferring upon a Participant the right to continue to be employed by the Company or any Subsidiary in his or her present capacity, or in any capacity. The Plan relates to the payment of deferred compensation for the Participant’s services, payable after termination of his or her employment with the Company or any Subsidiary, and is not intended to be an employment contract.
     14. Benefits Not Transferable. Neither a Participant nor his or her Beneficiary shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder. No such amounts shall be subject to seizure by any creditor of any such Participant or Beneficiary, by a proceeding at law or in equity, nor shall such amounts be transferable by operation of law in the event of bankruptcy, insolvency or death of the Participant or his or her Beneficiary. Any such attempted assignment or transfer shall be void.
     15. Administration.
     (a) Full power and authority to construe, interpret and administer the Plan shall be vested in the CEO. This power and authority includes, but is not limited to, selecting Eligible Employees to participate in the Plan, establishing rules and regulations for the administration of the Plan, maintaining all records necessary for administration of the Plan, including, but not limited to, Participation Agreements and beneficiary designation forms, and making all other determinations, and taking such actions, as may be necessary or advisable for the administration of the Plan. Decisions of the CEO shall be final, conclusive and binding upon all parties. The CEO, in his sole discretion, may delegate day-to-day administration of the Plan to an employee or employees of the Company or to a third-party administrator. The CEO may also rely on counsel, independent accountants or other consultants or advisors for advice and assistance in fulfilling its administrative duties under the Plan.
     (b) Certain persons may be offered the ability to participate in the Plan as an Eligible Employee upon terms and conditions that differ from those in the Plan. The Participation Agreement for any such Eligible Employee will be deemed to be an amendment to the Plan only for such Eligible Employees who elect to participate in the Plan.
     16. Determination of Benefits.
     (a) Claim. A person who believes that he or she is being denied a benefit to which he or she is entitled under the Plan (“Claimant”), or his or her duly authorized representative, may file a written request for such benefit with the CEO of the Company, setting forth his or her claim. The request must be addressed to the CEO of the Company at the Company’s principal place of business.

     (b) Claim Decision. Upon receipt of a claim, the CEO shall advise the Claimant that a reply will be forthcoming within a reasonable period of time, but ordinarily not later than 60 days (45 days for Disability claims), and shall, in fact, deliver such reply within such period. However, the CEO may extend the reply period for an additional 30 days for reasonable cause (an additional 15 days, if necessary, for Disability claims). If the reply period will be extended, the CEO shall advise the Claimant in writing during the initial 60-day period (45-day period for Disability claims) indicating the special circumstances requiring an extension and the date by which the CEO expects to render the benefit determination.
     If the claim is denied in whole or in part, the CEO will render a written opinion, using language calculated to be understood by the Claimant, setting forth (i) the specific reason or reasons for the denial, (ii) the specific references to pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation as to why such material or such information is necessary, (iv) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review, and (v) the time limits for requesting a review of the denial and for the actual review of the denial. With respect to a Disability claim, if the CEO relied on a rule, guideline, protocol or similar criterion in denying the claim, the notice will either include a copy or state that it was relied on and will be provided upon request, without charge.
     (c) Request for Review. Within 60 days (180 days for Disability claims) after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Board review the CEO’s prior determination. Such request must be addressed to the Board at the Company’s then principal place of business. The Claimant or his or her duly authorized representative may submit written comments, documents, records or other information relating to the denied claim, which such information shall be considered in the review under this subsection without regard to whether such information was submitted or considered in the initial benefit determination.
     The Claimant or his or her duly authorized representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which (i) was relied upon by the CEO in making the initial claims decision, (ii) was submitted, considered or generated in the course of the CEO making the initial claims decision, without regard to whether such instrument was actually relied upon by the CEO in making the decision, (iii) demonstrates compliance by the CEO with administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with governing Plan documents and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated Claimants, or (iv) in the case of a Disability claim, constitute a statement of policy or guidance concerning the denied benefit. With respect to a Disability claim, (1) the Claimant may request that any medical or vocational experts who advised the CEO regarding the claim be identified, and (2) if the claim was denied on the basis of a medical judgment, the Board will consult a health care professional with appropriate training and experience other than the health care professional who was consulted in connection with the denial of the claim or his or her subordinates. If the Claimant does not request a review of the CEO’s determination within such 60-day period (180-day period for Disability claims), he or she shall be barred and estopped from challenging such determination.
     (d) Review of Decision. Within a reasonable period of time, ordinarily not later than 60 days (45 days for Disability claims), after the Board’s receipt of a request for review, it will review the CEO’s prior determination. If special circumstances require that the 60-day time period (45-day time period for Disability claims) be extended, the Board will so notify the Claimant within the initial 60-day period (45-day period for Disability claims) indicating the special circumstances requiring an extension and the date by which the Board expects to render its decision on review, which shall be as soon as possible but not later than 120 days (90 days for Disability claims) after receipt of the request for review.
     The Board has discretionary authority to determine a Claimant’s eligibility for benefits and to interpret the terms of the Plan. Benefits under the Plan will be paid only if the Board decides in its discretion that the Claimant is entitled to such benefits. The decision of the Board of Directors shall be final and non-reviewable, unless found to be arbitrary and capricious by a court of competent review. Such decision will be binding upon the Company and the Claimant.
     If the Board makes an adverse benefit determination on review, the Board will render a written opinion, using language calculated to be understood by the Claimant, setting forth (i) the specific reason or reasons for the denial, (ii) the specific references to pertinent Plan provisions on which the denial is based, (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information which (A) was relied upon by the Board in making its decision, (B) was submitted, considered or generated in the course of the Board making its decision, without regard to whether such instrument was actually relied upon by the Board in making its decision, (C) demonstrates compliance by the Board with administrative processes and safeguards designed to ensure and to verify that benefit claims determinations are made in accordance with governing Plan documents, and that, where appropriate, the Plan provisions have been applied consistently with respect to similarly situated claimants, or (D) in the case of a Disability claim, constitute a statement of policy or guidance concerning the denied benefit, and (iv) a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following the adverse benefit determination on such review. With respect to a Disability claim, if the Board relied on a rule, guideline, protocol or similar criterion in denying the claim, the notice will either include a copy or state that it was relied on and will be provided upon request, without charge.
     17. Amendment. The Plan may be amended, altered, modified, or terminated at any time by a written instrument signed by the Company or its Successors; provided, however, that no such amendment, alteration, modification or termination may adversely affect the rights of any Participant under the Plan. In addition, as provided for in Section 15, the terms and conditions contained in a Participation Agreement for any particular Participant shall be deemed to be an amendment to the Plan only for purposes of such Participant. In the event of a Change of Control, the Plan cannot be amended, altered, modified or terminated thereafter without the prior written consent of each Participant. To the extent that any of the terms and provisions of the Plan are contrary or contradictory to any terms and provisions of any employment agreement between a Participant and the Company or a Subsidiary, and the terms and provisions of such employment agreement are more beneficial to a Participant, then the terms and provisions of the employment agreement shall control and shall be deemed to be substituted for and replace the contrary terms and provisions of the Plan.
     18. Successors. In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, amalgamation, scheme of arrangement, exchange offer, operation of law or otherwise (including any purchase, merger, amalgamation, Corporate Transaction or other transaction involving the Company or any subsidiary or Affiliate of the Company), to all or substantially all of the business and/or assets of the Company or its subsidiaries (a “Successor”) to expressly assume and agree to perform the Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

     19. Not a Security. Nothing contained herein shall be construed to create a security. The Plan relates to the payment of deferred compensation for each Participant’s services, payable after termination of his or her employment with the Company, and is not intended to be, or to create, a security.
     20. Notice. Any notice, consent or demand required or permitted to be given under the provisions of the Plan shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party’s last known address as shown on the records of the Company. The date of such mailing shall be deemed the date of notice, consent or demand. Either party may change the address to which notice is to be sent by giving notice of the change of address in the manner aforesaid.
     21. Enforceability. If any one or more of the provisions contained in the Plan shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the remaining provisions of the Plan, and the terms of such provision shall be construed, amended or deleted (if necessary) so as to cure such invalidity, illegality or unenforceability.
     22. Governing Law. Except to the extent preempted by federal law, the Plan, and the rights of the Company and the Eligible Employees hereunder, shall be governed by and construed in accordance with the laws of the State of Texas without regard to the principles of conflicts of law that might otherwise apply.
     23. Freezing of the Plan and Preservation of Accrued Benefits. Notwithstanding any other provisions of the Plan to the contrary, effective as of December 31, 2008, (1) no further individuals shall become Participants in the Plan, (2) each Participant shall be vested (regardless of his or her Years of Service) for purposes of determining entitlement to, but not the amount of, Termination Benefits under Section 6 of the Plan, (3) there shall be no further benefit accruals under the Plan after December 31, 2008 and (4) each Participant’s benefit under the Plan shall be his Termination Benefit calculated as if he incurred a termination of employment with the Company (not a termination of employment by the Company for Cause) and all Subsidiaries on December 31, 2008, taking into account any Years of Service and years of age granted under the Participant’s Participation Agreement and Section 3(c). Effective as of December 31, 2008, the Plan, as frozen, shall continue to operate with full force and effect, however the only benefits payable under the Plan shall be Termination Benefits under Section 6 of the Plan (including termination as a result of retirement or Disability) and death benefits under Section 7 of the Plan.

     IN WITNESS WHEREOF, the Plan, as amended and restated, is executed by a duly authorized officer of the Company on the 31st day of December, 2008.

WEATHERFORD INTERNATIONAL LTD.
By:	/s/ Bernard J. Duroc-Danner
Bernard J. Duroc-Danner
Chairman, President & Chief Executive Officer

EXHIBIT A
PARTICIPATION AGREEMENT
WEATHERFORD INTERNATIONAL LTD.
NONQUALIFIED EXECUTIVE RETIREMENT PLAN

TO:	Weatherford International Ltd. (“Company”) Attention: General Counsel

FROM:	(“Eligible Employee”)
          By signing and filing this Participation Agreement, the Eligible Employee elects to participate in the Plan, and agrees to be bound by the terms of the Plan, a copy of which the Eligible Employee acknowledges having received and read. Specifically, but not in limitation of the foregoing, the Eligible Employee understands, agrees and acknowledges that:
1.	this Participation Agreement is irrevocable;

2.	the Eligible Employee’s current annual base salary shall be reduced by 10% (one-time);

3.	the annual base salary reduction in paragraph 2 above shall not be deemed to constitute a breach of any employment agreement between the Company, or its subsidiaries, and the Eligible Employee;

4.	the Company will purchase Company-owned life insurance on the Eligible Employee and the Eligible Employee agrees to submit to the reasonable requirements of the insurance company to obtain such insurance. The Eligible Employee further agrees and acknowledges that (i) such life insurance is obtained for the benefit of the Company, (ii) the Company will be the beneficiary of such life insurance and (iii) the Eligible Employee (and his or her Beneficiaries) shall have no claim or right to such life insurance or the proceeds thereof; and

5.	the other specific terms of the Plan applicable to the Eligible Employee are as are set forth in the Plan Assumptions.

Eligible Employee’s Signature

Dated:

EXHIBIT B
WEATHERFORD INTERNATIONAL LTD.
NONQUALIFIED EXECUTIVE RETIREMENT PLAN
PLAN ASSUMPTIONS
CEO and SVP Level

Retirement Benefit:	2.75% of compensation for each year of active service to a maximum of 60% of compensation

Employee Contribution:	10% reduction of base salary (one-time) at time of initial participation

Normal Retirement:	Age 62 with at least 10 years of service

Early Retirement:	Age 55 with at least 10 years of service

Vesting:	10 years of active service

Inflation Factor:	3% inflation rate compounded annually

Annuity Duration:	36 years

Present Value Discount Factor:	5.0%

Compensation:	Highest annual base salary and target bonus for current year or highest bonus in last 5 years

Additional Years/Age:	Termination except for cause credited with an additional 3 years of service and 3 years of age

WEATHERFORD INTERNATIONAL LTD.
NONQUALIFIED EXECUTIVE RETIREMENT PLAN
PLAN ASSUMPTIONS
VP Level

Retirement Benefit:	2.00% of compensation for each year of active service to a maximum of 40% of compensation

Employee Contribution:	10% reduction of base salary (one-time) at time of initial participation

Normal Retirement:	Age 62 with at least 10 years of service

Early Retirement:	Age 55 with at least 10 years of service

Vesting:	10 years of active service

Inflation Factor:	None

Annuity Duration:	36 years

Present Value Discount Factor:	5.0%

Compensation:	Highest annual base salary and actual bonus in last 5 years

Additional Years/Age:	Termination except for cause credited with an additional 2 years of service and 2 years of age